Exhibit 10.6

AMENDED AND RESTATED SECURITIES SALE AND CONTRIBUTION AGREEMENT

dated as of December 28, 2005

between

THORNBURG MORTGAGE DEPOSITOR, L.L.C.

and

THORNBURG MORTGAGE, INC.

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TABLE OF CONTENTS

(continued)

		Page
SECTION 4.8	Non-Petition Agreement	12

SECTION 4.9	No Recourse	13

SECTION 4.10	Survival	13

SECTION 4.11	Perfection Representations	13

ARTICLE V ASSIGNMENT		13

SECTION 5.1	Successors and Assigns; Assignment of Securities Sale and Contribution Agreement	13

EXHIBIT A FORM OF TRANSFER SUPPLEMENT

EXHIBIT B PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

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AMENDED AND RESTATED SECURITIES SALE AND CONTRIBUTION AGREEMENT

AMENDED AND RESTATED SECURITIES SALE AND CONTRIBUTION AGREEMENT, dated as of December 28, 2005 but effective as of the Effective Date (as further amended, supplemented or otherwise modified and in effect from time to time, the “Securities Sale and Contribution Agreement”), between THORNBURG MORTGAGE DEPOSITOR, L.L.C., a Delaware limited liability company, as purchaser (the “Depositor”), and THORNBURG MORTGAGE, INC., a Maryland corporation (“Thornburg”), as seller (in such capacity, the “Seller”).

W I T N E S S E T H

WHEREAS, the Seller owns 100% of the Depositor’s outstanding membership interest;

WHEREAS, the Seller owns Eligible Securities;

WHEREAS, the Depositor and the Seller entered into the Securities Sale and Contribution Agreement dated as of June 30, 2004 (the “Original Agreement”) pursuant to which the Depositor agreed to purchase from the Seller and the Seller agreed to sell to the Depositor from time to time Eligible Securities;

WHEREAS, the Depositor and the Seller wish to amend and restate the Original Agreement in its entirety effective upon the Effective Date and to read as set forth in this Agreement;

WHEREAS, it being the intention of the parties hereto that the Securities Sale and Contribution Agreement not effect a novation of the obligations of the parties under the Original Agreement, but merely a restatement, and where applicable, a substitution of the terms governing and evidencing such obligations hereafter.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the Original Agreement is amended and restated in its entirety, and the Depositor and the Seller hereby agree, effective as of the Effective Date, as follows:

ARTICLE I

DEFINITIONS AND OTHER MATTERS

SECTION 1.1 Eligible Securities. As used in herein, “Eligible Securities” means securities that (A) with respect to Agency Securities, (i) are direct obligations of, or that are fully guaranteed as to principal and interest by, any Agency, (ii) are either ARM 1-1 (fully indexed), ARM 1-1 (non-fully indexed), ARM 3-1, or ARM 5-1, Securities, (iii) on the date of sale thereof by the Depositor to the Issuer pursuant to any related Eligible Repo Agreement, satisfy each of the eligibility requirements therefor set forth in the Issuer’s Investment Policy on such date, and (iv) on the date of acquisition thereof by the Depositor pursuant to the Securities Sale and Contribution Agreement, conform to all representations and warranties made by the Seller or Depositor with respect thereto in the Securities Sale and Contribution Agreement or the related Repo Agreement, as applicable, and (B) with respect to Private Label Securities, (i) are rated “AAA” (or “Aaa” in case of Moody’s) by at least one of Fitch, Moody’s or S&P, and not rated below “AAA” (or “Aaa” in the case of Moody’s) by any of Fitch, Moody’s or S&P (ii) are either 1-Month LIBOR Floater, Private Label ARM 1-1 (fully indexed), Private Label ARM 1-1 (non-fully indexed), Private Label ARM 3-1, or Private Label ARM 5-1 Securities, (iii) on the date of sale thereof by the Depositor to the Issuer pursuant to any related Eligible Repo Agreement, satisfy each of the eligibility requirements therefor set forth in the Issuer’s Investment Policy on such date, (iv) are backed by a Prime Residential Mortgage Loan Pool with a weighted average FICO Score (weighted on the initial unpaid principal balance of each mortgage loan on the date each such security is issued and the FICO Score of each mortgagor at the origination of the related mortgage loan) greater than 640, and (v) on the date of acquisition thereof by the Depositor pursuant to the Securities Sale and Contribution Agreement, conform to all representations and warranties made by the Seller or the Depositor with respect thereto in the Securities Sale and Contribution Agreement or the related Repo Agreement, as applicable.

SECTION 1.2 Terms Defined in Schedule 1.01. As used herein, unless otherwise defined herein, capitalized terms defined in Schedule 1.01 attached to the Amended and Restated Administration Agreement, dated as of December 28, 2005 but effective as of the Effective Date, between the Issuer and Thornburg, as Administrator (and any successors and permitted assigns of Thornburg), as further amended, supplemented or otherwise modified from time to time (the “Administration Agreement”), shall have the respective meanings specified therein.

SECTION 1.3 Accounting and UCC Terms. As used herein, unless otherwise specifically defined, and unless the context requires a different meaning:

(a) all accounting terms shall be construed in accordance with United States generally accepted accounting principles; and

(b) all terms defined in Article 9 of the UCC as in effect in the State of New York on the date hereof are used herein as so defined.

SECTION 1.4 Computation of Time Periods. Unless otherwise stated in this Securities Sale and Contribution Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

SECTION 1.5 Reference to this Agreement. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Securities Sale and Contribution Agreement shall refer to this Securities Sale and Contribution Agreement as a whole and not to any particular provision of this Securities Sale and Contribution Agreement. Unless otherwise specified, references in this Securities Sale and Contribution Agreement to any Section are references to such Section of this Securities Sale and Contribution Agreement, and references in any Section or definition to any subsection or clause are references to such subsection or clause of such Section or definition.

ARTICLE II

SALE OF SECURITIES; DELIVERY OF SECURITIES; PAYMENT

OF DEPOSITOR PURCHASE PRICE

SECTION 2.1 Sale of Securities.

(a) From time to time, pursuant to any Transfer Supplement, the Seller may sell, transfer, assign, set over and convey to the Depositor and the Depositor shall purchase, without recourse, but subject to the terms hereof and except as otherwise provided herein, all the right, title and interest of the Seller in and to each Eligible Security identified on the Transfer Supplement; provided, however, that the Depositor shall not be required to purchase Eligible Securities on any Closing Date having an aggregate Depositor Purchase Price greater than the amount of cash which is received on the applicable Closing Date under one or more related Repo Agreements pursuant to which the Depositor transfers such Eligible Securities to the Issuer, unless the Seller shall agree to contribute to the Depositor as a capital contribution any such excess of the aggregate Depositor Purchase Price of such Portfolio of Eligible Securities over the amount of cash paid to the Depositor by the Issuer under one or related Repo Agreements on such Closing Date; provided, further, that each Security transferred on each Closing Date must be an Eligible Security; provided, further, that the Depositor shall not be required or permitted to purchase any Eligible Securities if the Single Issuer Cap Excess Amount, the Non-S&P Rated Private Label Cap Excess Amount or the Servicer Strength Cap Excess Amount would exist if such Eligible Securities were purchased by the Issuer. The Seller shall provide a notice to the Depositor, the Issuing and Paying Agent, the Administrator, the Collateral Agent and the Issuer not later than 9:50 a.m. New York City time on any Closing Date of its intention to sell a Portfolio to the Depositor pursuant to a Transfer Supplement; provided, however, that the Seller may deliver such notice to the Depositor, the Issuing and Paying Agent, the Administrator, the Collateral Agent and the Issuer at any time prior to 2:00 p.m. Eastern Time on any Closing Date if the Issuer will not issue additional Short Term Notes to fund its purchase of the applicable Portfolio from the Depositor on such Closing Date. In such notice, the Seller shall inform the Depositor of the aggregate PAR Value, the Group, and the Depositor Purchase Price of the Eligible Securities that it intends to sell on such date. Each Transfer Supplement shall be executed by the Seller and the Depositor at the time of the sale of the subject Portfolio.

(b) Upon execution of any Transfer Supplement by the Seller and the Depositor and receipt by the Seller of the Depositor Purchase Price for each of the Eligible Securities identified on such Transfer Supplement, the Seller hereby sells, assigns, transfers, sets over and conveys to the Depositor all of the Seller’s right, title and interest in, to and under each such Eligible Security. It is intended that each transfer, assignment and conveyance herein contemplated constitutes a sale of the applicable Eligible Securities, conveying good title thereto free and clear of any liens, by the Seller to the Depositor and not a loan secured by such Eligible Securities and that the Eligible Securities not be part of the Seller’s estate in the event of insolvency. In the event that any Eligible Securities are held to be property of the Seller or if for any other reason any Transfer Supplement is held or deemed to create a security interest in (and not a sale of) the related Eligible Securities, the parties intend that the Seller shall be deemed to have granted, and does hereby grant, to the Depositor a first priority perfected security interest in such Eligible Securities and all collateral related thereto now existing or hereafter arising for the purpose of securing the rights of the Depositor under this Securities Sale and Contribution

Agreement, and that this Securities Sale and Contribution Agreement and each Transfer Supplement shall each constitute a security agreement under applicable law.

(c) It is expressly understood and agreed that the Seller shall not have any obligation to transfer any Securities to the Depositor, and any such transfer by the Seller shall be made in its sole and absolute discretion.

SECTION 2.2 Delivery of Eligible Securities. All Eligible Securities sold by the Seller to the Depositor hereunder shall be transferred to the Depositor by causing such Eligible Securities to be credited to the Issuer Account, maintained with and under the control of the Collateral Agent, in the name of the Issuer in accordance with the Security Agreement, the Administration Agreement and the Securities Account Control Agreement on the related Closing Date.

SECTION 2.3 Determination of Depositor Purchase Price. On each Closing Date, the Seller shall deliver to the Depositor a Transfer Supplement, in accordance with Section 2.1, and shall notify the Depositor of its calculation of the Depositor Purchase Price for each Eligible Security in the Portfolio. The Depositor and the Seller shall use commercially reasonable efforts to close the sale of any Portfolio on any such Closing Date. The Depositor shall pay to the Seller the Depositor Purchase Price of each Eligible Security purchased by it hereunder (to the extent the Depositor Purchase Price is not paid in cash, such unpaid portion of the Depositor Purchase Price shall be deemed a capital contribution in accordance with the terms and conditions as set forth in Section 2.5 herein) not later than 6:00 p.m. New York City time on the applicable Closing Date.

SECTION 2.4 Purchase Commitment Term. Subject to the terms and conditions of the Program Documents, the commitment of the Depositor under this Securities Sale and Contribution Agreement shall expire upon the Collateral Agent’s delivery of Notice of Program Default to the Seller in accordance with Section 5.1 of the Security Agreement.

SECTION 2.5 Capital Contribution.

(a) Payment of Depositor Purchase Price. On the terms and subject to the conditions set forth in this Securities Sale and Contribution Agreement and the other Program Documents, on each Closing Date, the Depositor agrees to pay to the Seller the aggregate Depositor Purchase Price in respect of the sale of the Portfolio of Eligible Securities by the Seller to the Depositor to occur on such Closing Date. Such Depositor Purchase Price shall be paid by the Depositor to the Seller in the form of cash and/or a capital contribution by the Seller to the Depositor as follows:

(i) First, the Depositor Purchase Price for such Eligible Securities shall be paid in cash to the extent that the Depositor has received cash from the Issuer on such Closing Date under one or more related Repo Agreements pursuant to which the Depositor has transferred such Eligible Securities to the Issuer; and

(ii) Second, the Seller shall be deemed to have made a contribution to the capital of the Depositor in an amount equal to such remaining unpaid portion of the Depositor Purchase Price.

SECTION 2.6 Distributions by the Depositor. The Depositor (I) shall from time to time make distributions to the Seller, as return on equity, from P&I Proceeds received and held by the Depositor, to the extent such P&I Proceeds (a) exceed 10% of the Face Amount of the earliest maturing Class of Short Term Notes then outstanding, or (b) together with the amount of any P&I Proceeds which have been previously applied to the repayment of Short Term Notes in the preceding twelve months, exceed 10% of the average outstanding Face Amount of Short Term Notes on each Business Day during such twelve month period, and (II) may from time to time make further distributions to the Seller from amounts received by the Depositor under the Program Documents; provided that, in either case, the Depositor shall not make any distributions to the Seller on any day to the extent the Depositor shall have failed to pay the Issuer any amounts due and owing to the Issuer on or prior to such date under any Repo Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES;

REMEDIES AND BREACH

SECTION 3.1 Representations and Warranties of the Seller.

The Seller represents and warrants to the Depositor that as of each applicable Closing Date the following will be true and correct in all material respects.

(a) Due Organization and Authority. The Seller (i) is a corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland, and (ii) has all requisite power and authority to carry on its business as now conducted in all material respects and to perform its obligations under this Securities Sale and Contribution Agreement.

(b) No Conflicts. The execution and delivery of this Securities Sale and Contribution Agreement by the Seller, and the performance and compliance with the terms of this Securities Sale and Contribution Agreement by the Seller, will not violate the Seller’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, in each case which, in the Seller’s good faith and reasonable judgment, materially and adversely affects the ability of the Seller to carry out the transactions contemplated by this Securities Sale and Contribution Agreement.

(c) Due Execution. The Seller has the full power and authority to enter into and consummate all transactions contemplated by this Securities Sale and Contribution Agreement, has duly authorized the execution, delivery and performance of this Securities Sale and Contribution Agreement, and has duly executed and delivered this Securities Sale and Contribution Agreement.

(d) Enforceability. This Securities Sale and Contribution Agreement, assuming due authorization, execution and delivery by the Depositor, constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(e) No Violation. The Seller is not in violation of (and its execution and delivery of this Securities Sale and Contribution Agreement and its performance and compliance with the terms of this Securities Sale and Contribution Agreement will not constitute a violation of) any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Securities Sale and Contribution Agreement or the financial condition of the Seller.

(f) No Litigation. No litigation is pending or, to the Seller’s knowledge, threatened against the Seller the outcome of which, in the Seller’s good faith and reasonable judgment, would reasonably be expected to prohibit the Seller from entering into this Securities Sale and Contribution Agreement or materially and adversely affect the ability of the Seller to perform its obligations under this Securities Sale and Contribution Agreement.

(g) No Broker’s Fees. The Seller has not dealt with any broker, investment banker, agent or other person, other than the Issuer, the Depositor, and each Short Term Note Dealer, and their respective Affiliates that may be entitled to any commission or compensation in connection with the sale of Eligible Securities or the consummation of any of the other transactions contemplated hereby.

(h) No Consents Necessary. No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law (including, with respect to any bulk sale laws), for the execution, delivery and performance of or compliance by the Seller with this Securities Sale and Contribution Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller’s sale of Eligible Securities to the Depositor, (2) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained or made and (3) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not, in the Seller’s good faith and reasonable judgment, have a material adverse effect on the performance by the Seller under this Securities Sale and Contribution Agreement.

(i) Ordinary Course of Business. The performance of the transactions contemplated by this Securities Sale and Contribution Agreement are in the ordinary course of business of the Seller.

(j) No Untrue Information. Neither this Securities Sale and Contribution Agreement, any Transfer Supplement nor any written statement, written report or other document prepared by the Seller pursuant to this Securities Sale and Contribution Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact relating to the Seller or the Securities transferred by the Seller to the Depositor hereunder.

(k) Financial Statements. The Seller has delivered to the Depositor consolidated financial statements as of December 31, 2004 as to its last three complete fiscal years and any later quarter ended more than sixty (60) days prior to the execution of this Securities Sale and Contribution Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position at the end of each such period of the Seller and its subsidiaries and have been prepared pursuant to generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller’s most recently provided financial statements that would have a material adverse effect on its ability to perform its obligations under this Securities Sale and Contribution Agreement.

(l) Solvency. The Seller is solvent and its sale of the applicable Eligible Securities to the Depositor on such date is not undertaken to hinder, delay or defraud any of the Seller’s creditors.

(m) Qualified Purchaser. The Seller is a Qualified Purchaser.

It is understood and agreed that the representations and warranties set forth in this Section 3.1 shall survive delivery of the respective Eligible Securities to the Depositor and any successor thereof and the termination of this Securities Sale and Contribution Agreement. Upon discovery by any of the parties hereto of a breach of any of the representations and warranties made pursuant to and set forth in this Section 3.1 which adversely affects the interests of the Depositor and which adversely affects the value of the Eligible Securities or the interests of the Depositor or any of its successors and assigns, the party discovering such breach shall give prompt written notice to the other, the Issuing and Paying Agent, the Collateral Agent, the Administrator and the Issuer.

SECTION 3.2 Representations and Warranties and Other Rights Regarding Individual Securities. With respect to each Security sold by the Seller to the Depositor, the Seller hereby represents and warrants to the Depositor (and for the benefit of the Issuer and the Collateral Agent) that as of the applicable Closing Date:

(a) the Seller owns and has good and marketable title to such Security free and clear of any lien, claim or encumbrance (including any tax lien or judgment lien) of any entity or person, other than liens which will be released upon application of such sale;

(b) information set forth in the related Transfer Supplement relating to the sale of such Security is true and correct in all material respects;

(c) no payment under such Security is past its contractual due date;

(d) such Security sold by the Seller pursuant to a Transfer Supplement was not selected from Securities owned by the Seller in a manner so as to materially adversely affect the interests of the Depositor and the Issuer, as applicable;

(e) the Seller has received all consents and approvals required by the terms of such Security to the transfer to the Depositor of its interest and rights in such Security;

(f) the Market Price for such Security is available or obtainable on such Closing Date in accordance with the Administration Agreement, and the Stress Case Security Price has been calculated by the Administrator pursuant to the Administration Agreement;

(g) the Depositor’s purchase of such Security, and subsequent transfer of such Security to the Issuer under any Repo Agreement, shall not cause a Single Issuer Cap Excess Amount, Servicer Strength Cap Excess Amount, or Non-S&P Rated Cap Excess Amount to exist on such date;

(h) the Depositor’s purchase of such Security, and subsequent transfer of such Security to the Issuer under any Repo Agreement, shall not constitute a violation of any restriction on transfer applicable to such Security pursuant to its terms, or a breach of Section 5 of the Securities Act;

(i) such Security is an Eligible Security; and

(j) the aggregate Market Value of the Specified Securities owned by the Issuer on such Closing Date shall not be less than the Required Specified Securities Amount on such Closing Date after giving effect to the purchase of such Security by the Depositor and its subsequent transfer to the Issuer under the Repo Agreement, repurchase or substitution of Securities by Depositor on such date and payments to Noteholders on such date.

It is understood and agreed that the representations and warranties set forth in this Section 3.2 shall survive the sale of each Security to the Depositor and the termination of this Securities Sale and Contribution Agreement and shall inure to the benefit of the Issuer and the Collateral Agent notwithstanding any restrictive or qualified endorsement on any Security. The Seller hereby consents to and acknowledges the assignment by the Depositor to the Issuer of the representations and warranties and other rights set forth in this Section 3.2 and in Section 3.1 hereof and agrees that the Issuer may enforce any remedies for such breaches directly against the Seller.

SECTION 3.3 Remedies for Breach of Representations and Warranties. Upon discovery by the Seller or the Depositor of a breach of any of the representations and warranties or agreements set forth in Sections 3.1 and 3.2 which adversely affects the value of any Security or the interests of the Depositor or any of its successors and assigns, the party discovering such breach shall give prompt written notice to the other, the Issuing and Paying Agent, the Collateral Agent, the Administrator and the Issuer.

Within one (1) Business Day of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty or agreement set forth in Sections 3.1 and 3.2 hereof which adversely affects the value of any Security or the interests of the Depositor or any of its successors and assigns, the Seller shall repurchase such Security at the Repurchase Price or substitute such Security with one or more Eligible Securities with an aggregate Market Value equal to the Market Value of such Security, provided the Overcollateralization Test and the Required Specified Securities Amount shall be satisfied after the substitution of each such Security. Upon receipt of the Repurchase Price or the replacement Security or Securities by the

Collateral Agent, the Depositor and the Seller shall arrange for the reassignment of the repurchased or substituted Security or Securities to the Seller.

If any Security with respect to which the Seller has breached a representation and warranty set forth in Sections 3.1 and 3.2 herein has been sold by the Issuer for less than the related Repurchase Price, the Seller shall satisfy its obligations under this Section 3.3 by paying the Depositor the excess of (x) the Repurchase Price for such Security, over (y) the proceeds realized by the Issuer in connection with such sale.

SECTION 3.4 Conditions to Initial Closing; Conditions to Each Closing.

(a) Schedule 5.05 to the Administration Agreement is hereby incorporated by reference herein as if the text thereof were set forth in full herein. Further, the obligation of the Depositor to purchase the Eligible Securities that are the subject of any Transfer Supplement shall be subject to satisfaction of the condition that all of the representations and warranties of the Seller contained in Section 3.1 herein shall be true and correct in all material respects as of such Closing Date and the representations and warranties of the Seller in Section 3.2 herein shall be true and correct in all material respects with respect to the Securities subject to such Transfer Supplement as of such Closing Date.

(b) Schedule 5.06 of the Administration Agreement is hereby incorporated by reference herein as if the text thereof were set forth in full herein.

SECTION 3.5 Covenants of the Seller.

(a) The Seller shall maintain its qualifications to do business and all licenses necessary to perform its obligations hereunder except where the failure to maintain such qualification or license would not have a material adverse effect on its ability to perform its obligations under this Securities Sale and Contribution Agreement or on the Securities purchased hereunder.

(b) The Seller shall give notice to the Depositor of any amounts paid or contributed to the Depositor by the Seller which constitute P&I Proceeds.

SECTION 3.6 Representations and Warranties of the Depositor. The Depositor represents and warrants to the Seller that as of each applicable Closing Date:

(a) Due Organization. The Depositor is a limited liability company duly formed and validly existing under the laws of the State of Delaware;

(b) Due Authorization; Enforceability. The Program Documents to which the Depositor is a party have been duly authorized, executed and delivered by the Depositor and constitute valid and legally binding obligations of the Depositor, enforceable against the Depositor in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(c) No Conflicts. The execution and delivery of the Program Documents to which the Depositor is a party by the Depositor and its performance of and compliance with the terms of the Program Documents to which the Depositor is a party will not violate the Depositor LLC Agreement or certificate of formation, and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Depositor is a party or by which the Depositor or to which any property or assets of the Depositor is subject;

(d) No Violation. The Depositor is not in violation of (and its execution and delivery of this Securities Sale and Contribution Agreement and its performance and compliance with the terms of this Securities Sale and Contribution Agreement will not constitute a violation of) any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Securities Sale and Contribution Agreement or the financial condition of the Depositor.

(e) No Consents Necessary. No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Depositor with this Securities Sale and Contribution Agreement, or the consummation by the Depositor of any transaction contemplated hereby, other than (1) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with Seller’s sale of the Eligible Securities to the Depositor, (2) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained or made and (3) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Depositor under this Securities Sale and Contribution Agreement.

(f) No Defaults. The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Depositor or its properties or might have consequences that would affect its performance hereunder; and

(g) No Litigation. No litigation is pending or, to the Depositor’s knowledge, threatened against the Depositor which would prohibit its entering into this Securities Sale and Contribution Agreement or performing its obligations under this Securities Sale and Contribution Agreement;

(h) Ordinary Course of Business. The performance of the transactions contemplated by this Securities Sale and Contribution Agreement are in the ordinary course of business of the Depositor; and

(i) Solvency. The Depositor is solvent and its purchase of the applicable Eligible Securities on such date is not undertaken to hinder, delay or defraud any of the Depositor’s creditors.

ARTICLE IV

MISCELLANEOUS PROVISIONS

SECTION 4.1 Amendment. Any amendment, modification or supplement to this Securities Sale and Contribution Agreement shall be in writing signed by the parties hereto. Except to the extent set forth in the following sentence, amendments, modifications, or supplements to the Program Documents (including without limitation this Securities Sale and Contribution Agreement) may be executed by the parties thereto from time to time without notice to or the consent of the holders of any Notes for any purpose deemed necessary or appropriate by the Administrator, including without limitation to provide for the Issuer to enter into certain Hedge Contracts, to issue callable commercial paper notes, to modify an OC Percentage, and to add to the categories or Groups of Eligible Securities that the Issuer may purchase and fund through the issuance of Notes; provided, however, that each amendment, modification or supplement that may adversely affect the interests of the Noteholders or the ratings of the Notes will be subject to the satisfaction of the Rating Agency Condition. Any amendment, modification or supplement shall be deemed to adversely affect the interests of the Noteholders in any material respect and the ratings of the Notes unless an authorized officer of the Administrator shall have delivered to the Collateral Agent a certificate certifying that any such amendment, modification or supplement will not adversely affect the interests of the Noteholders or the ratings of the Notes. Notwithstanding the foregoing, any amendment, modification or supplement that would extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of or interest on any Note (or reduce the principal amount of or rate of interest on any Note) requires the consent of each affected Noteholder. The effectiveness of any amendment, modification or supplement to any Program Document shall be conditioned upon the delivery of a Tax Opinion to the Collateral Agent and each Short Term Note Dealer. The Issuer shall give each Rating Agency and each Short Term Note Dealer ten Business Days’ prior written notice of any amendment, waiver, supplement or modification to this Agreement. The cost and expenses associated with any such amendment, waiver, supplement or modification shall be borne by the party requesting such amendment, waiver, supplement or modification.

SECTION 4.2 Governing Law. THIS SECURITIES SALE AND CONTRIBUTION AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES EXCEPT THAT THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

SECTION 4.3 Duration of Agreement. This Securities Sale and Contribution Agreement shall continue in existence and effect until the termination of the Depositor’s purchase commitment in accordance with Section 2.4. Notwithstanding the termination of this Securities Sale and Contribution Agreement, the Seller shall remain liable to the Depositor, the Issuer and the Collateral Agent pursuant to Article III with respect to any Securities previously sold by the Seller hereunder.

SECTION 4.4 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by registered mail, postage prepaid, emailed, or sent by telecopier, addressed as follows (or at such other address as shall be specified in a notice furnished hereunder):

(i)	if to the Seller:

Thornburg Mortgage, Inc.

150 Washington Avenue

Suite 302

Santa Fe, New Mexico 87501

Attn: John Clarke

Telephone No.: (505) 954-5372

Facsimile No.: (505) 954-5300

E-mail Address: jclarke@thornburgmortgage.com

and

(ii)	if to the Depositor:

Thornburg Mortgage Depositor, L.L.C.

c/o Thornburg Mortgage, Inc.

150 Washington Avenue

Suite 302

Santa Fe, New Mexico 87501

Attn: John Clarke

Telephone No.: (505) 954-5372

Facsimile No.: (505) 954-5300

E-mail Address: jclarke@thornburgmortgage.com.

SECTION 4.5 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Securities Sale and Contribution Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Securities Sale and Contribution Agreement and shall in no way affect the validity or enforceability of the other provisions of this Securities Sale and Contribution Agreement.

SECTION 4.6 Relationship of Parties. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.

SECTION 4.7 Execution in Counterparts. This Securities Sale and Contribution Agreement may be executed in one (1) or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one (1) agreement.

SECTION 4.8 Non-Petition Agreement. Notwithstanding any prior termination of this Securities Sale and Contribution Agreement, the Seller agrees that it shall not, prior to the date which is one year and one day (or if longer, the applicable preference period then in effect) after the payment in full of the Notes or any other rated obligations of the Issuer, acquiesce, petition or otherwise, directly or indirectly, invoke or cause the Depositor or the Issuer to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against the Depositor or the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Issuer or any substantial part of the property of the Depositor or the Issuer, as applicable or ordering the winding up or liquidation of the affairs of the Depositor or the Issuer.

SECTION 4.9 No Recourse.

(a) As to the Seller. The obligations of the Seller under this Securities and Contribution Agreement are solely the obligations of the Seller. No recourse shall be had for any obligation or claim arising out of or based on this Securities and Contribution Agreement against the directors, officers, employees or agents of the Seller. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on any Program Document or any other document prima facie properly prepared, executed and/or delivered in connection therewith by any party to such Program Document.

(b) As to the Depositor. The obligations of the Depositor under this Securities Sale and Contribution Agreement are solely the obligations of the Depositor. No recourse shall be had for any obligation or claim arising out of or based upon this Securities Sale and Contribution Agreement against any member, manager, holder of any beneficial interest, officer or employee or agent of the Depositor. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any Program Document or any other document prima facie properly prepared, executed and/or delivered in connection therewith by any party to such Program Document.

SECTION 4.10 Survival. The provisions set forth in Article III and Sections 4.8 and 4.9 shall survive the termination of this Securities Sale and Contribution Agreement.

SECTION 4.11 Perfection Representations. The representations, warranties and covenants set forth in Exhibit B hereto shall be a part of this Securities Sale and Contribution Agreement for all purposes, and the Seller shall preserve and maintain such representations following the Closing Date.

ARTICLE V

ASSIGNMENT

SECTION 5.1 Successors and Assigns; Assignment of Securities Sale and Contribution Agreement. This Securities Sale and Contribution Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Depositor and their respective successors and assigns. The obligations of the Seller under this Securities Sale and Contribution Agreement cannot be assigned or delegated to a third party (x) without the consent of the Depositor, which consent shall be at the Depositor’s sole discretion and (y) without satisfaction of the Rating Agency Condition, and any attempted assignment in violation of this Section 5.1 shall be null and void. The parties hereto acknowledge that the Depositor is acquiring the Securities for the purpose of selling them to the Issuer who will in turn pledge the Securities to the Collateral Agent for the benefit of the Secured Parties. As an inducement to the Depositor to purchase the Securities, the Seller acknowledges and consents to (i) the assignment by the Depositor to the Issuer of any or all of the Depositor’s rights against the Seller pursuant to this Securities Sale and Contribution Agreement and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement as assigned by the Depositor and (ii) the assignment by the Issuer to the Collateral Agent of such rights and to the enforcement or exercise of any right or remedy by the Collateral Agent, against the Seller pursuant to this Securities Sale and Contribution Agreement as assigned by the Issuer. Such enforcement of a right or remedy by the Issuer, the Collateral Agent shall have the same force and effect as if the right or remedy had been enforced or exercised by the Depositor directly.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Seller and the Depositor have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

THORNBURG MORTGAGE, INC., as Seller

By:	/s/ JOHN D. CLARKE
Name:	John D. Clarke
Title:	Vice President – Portfolio Manager

THORNBURG MORTGAGE DEPOSITOR, L.L.C., as Depositor

By:	Thornburg Mortgage, Inc., as Manager

By:	/s/ JOHN D. CLARKE
Name:	John D. Clarke
Title:	Vice President – Portfolio Manager

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Amended and Restated Securities Sale and Contribution Agreement

EXHIBIT A

FORM OF TRANSFER SUPPLEMENT

                        [Date]

Thornburg Mortgage Depositor, L.L.C.

c/o Thornburg Mortgage, Inc.

150 Washington Avenue

Suite 302

Santa Fe, New Mexico 87501

Attn: John Clarke

Purchase Terms Letter

Ladies and Gentlemen:

Thornburg Mortgage, Inc. (the “Seller”) and Thornburg Mortgage Depositor, L.L.C. (the “Depositor”) herewith confirm the terms and provisions of the Amended and Restated Securities Sale and Contribution Agreement (as further amended, modified or supplemented, the “Securities Sale and Contribution Agreement”) entered into on December 28, 2005 and effective on the Effective Date (as defined therein), pursuant to which the Seller and the Depositor agreed upon the terms under which the Seller would from time to time sell certain assets to the Depositor.

Upon execution of this Transfer Supplement by the Seller and the Depositor and receipt of the Depositor Purchase Price therefor, the Seller hereby sells, assigns, transfers, sets over and conveys to the Depositor all right, title and interest of the Seller in, to and under each Eligible Security identified on the attached Eligible Security Schedule (collectively, the “Eligible Securities”).

(i)	Closing Date: [ , ] The aggregate Depositor Purchase Price for the Eligible Securities shall be paid by the Depositor to the Seller in immediately available funds on such Closing Date.

(ii)	Depositor Purchase Price: The aggregate Depositor Purchase Price for the Eligible Securities shall be [].

(iii)	Eligible Security Characteristics: The Eligible Securities have the characteristics set forth on the Eligible Security Schedule, set forth as Exhibit I attached hereto as of the date hereof. The Stress Case Price Discount and the Market Value set forth in Exhibit I has been determined on the date hereof in accordance with Sections 3.01(c) and 3.02, respectively, of the Administration Agreement.

(iv)	Representations and Warranties: Each representation and warranty of the Seller set forth in Section 3.1 and Section 3.2 of the Securities Sale and Contribution Agreement will be true and correct in all material respects on the Closing Date.

(v)	Terms: All references herein to the Eligible Securities shall be deemed to refer only to the Eligible Securities described in the Eligible Security Schedules attached hereto.

(vi)	Definitions: Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Securities Sale and Contribution Agreement.

Kindly acknowledge your agreement and consent to the terms of this letter by signing and returning to us the enclosed duplicate copy hereof.

Very truly yours,

THORNBURG MORTGAGE, INC.

By:
Name: Title:

Date:

Consented and Agreed to:

THORNBURG MORTGAGE DEPOSITOR, L.L.C., as Depositor

By: Thornburg Mortgage, Inc., as Manager

By:
Name: Title:

Exhibit I to Transfer Supplement

Eligible Security Schedule

(1)	Name of Issuer/Agency;

(2)	Group;

(3)	Depositor Purchase price;

(4)	Market Value;

(5)	Stress Case Security Price;

(6)	PAR Value; and

(7)	Maturity Date.

EXHIBIT B

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Securities Sale and Contribution Agreement, the Issuer hereby represents, warrants, and covenants to Collateral Agent as to itself as follows, the Administrator hereby represents, warrants and covenants to the Collateral Agent as to itself and the Issuer, and the Seller hereby represents, warrants and covenants to Collateral Agent as to itself, in each case as of the Effective Date and on each Closing Date thereafter, as follows:

General

1. The Securities Sale and Contribution Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Collateral Agent, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from Issuer.

2. The Securities constitute “accounts,” “general intangibles,” “instruments,” “certificated securities,” “uncertificated securities,” “securities accounts,” or “securities entitlements” within the meaning of the UCC as in effect in the State of New York.

3. The Collateral Account, the Issuer Account and the Note Account (collectively, the “Accounts”) and all subaccounts thereof, constitute either a deposit account or a securities account.

4. All of the Securities that constitute security entitlements have been and will be credited to the Issuer Account. The securities intermediary for each Account has agreed to treat each item of property (whether investment property, financial asset, security or instrument) other than cash, credited to the Accounts as a “financial asset” within the meaning of the applicable UCC.

Creation

5. Issuer owns and has good and marketable title to the Collateral free and clear of any Lien, claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Lien attaches is not impaired during the pendency of such proceeding.

6. Issuer has received all consents and approvals required by the terms of the Securities that constitute security entitlements, certificated securities or uncertificated securities to the transfer to the Collateral Agent of its interest and rights in the Securities hereunder.

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Perfection:

7. Administrator has caused or will have caused, within ten days after the date of the Original Agreement and the Securities Sale and Contribution Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Collateral Agent hereunder.

8. With respect to Securities that constitute an instrument:

(i) All original executed copies of each such instrument have been delivered to a custodian or the Collateral Agent;

(ii) If such instruments are in the possession of a custodian, then

(a) the Collateral Agent has received a written acknowledgment from custodian that custodian is holding such instruments solely on behalf and for the benefit of the Collateral Agent; or

(b) the custodian received possession of such instruments after the Collateral Agent received a written acknowledgment from such custodian that such custodian is acting solely as agent of the Collateral Agent.

9. With respect to Securities or the Accounts and all subaccounts that constitute deposit accounts, the Issuer has delivered to Collateral Agent a fully executed agreement pursuant to which the bank maintaining the Accounts has agreed to comply with all instructions originated by the Collateral Agent directing disposition of the funds in the Accounts without further consent by the Issuer.

10. With respect to Securities or the Accounts or subaccounts thereof that constitute securities accounts or security entitlements, the Issuer has caused or will have caused, within ten days after the date of the Original Agreement and the Securities Sale and Contribution Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted in the Securities to the Collateral Agent; and Issuer has delivered to Collateral Agent a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Collateral Agent relating to the Accounts without further consent by the Issuer.

11. With respect to Securities that constitute certificated securities (other than security entitlements), all original executed copies of each Securities Sale and Contribution certificate that constitutes or evidences the Securities have been delivered to the Collateral Agent, and each such Securities Sale and Contribution certificate either (i) is in bearer form, (ii) has been indorsed by an effective endorsement to the Collateral Agent or in blank, or (iii) has been registered in the name of the Collateral Agent.

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Priority

12. Other than the transfer of the Securities to Issuer under the Master Repurchase Agreement and the security interest granted to the Collateral Agent pursuant to the Security Agreement, neither Issuer nor Seller has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral or the Accounts or any subaccount thereof. Neither Issuer nor Seller has authorized the filing of, or is aware of any financing statements against Issuer or Seller that include a description of collateral covering the Collateral or the Accounts or any subaccount thereof other than any financing statement relating to the security interest granted to the Collateral Agent hereunder or that has been terminated.

13. Neither Issuer nor Seller is aware of any judgment, ERISA or tax lien filings against either Issuer or Seller.

14. The Issuer has or shall at the time of acquisition have in its possession all original copies of the security certificates that constitute or evidence the Securities that are certificated securities. The security certificates that constitute or evidence the Securities that are certificated securities do not and will not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent. All financing statements filed or to be filed against the Issuer in favor of the Collateral Agent in connection herewith describing the Securities that are certificated securities contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Collateral Agent, unless any such purchase is made as provided under the terms of the Program Documents.”

15. Survival of Perfection Representations. Notwithstanding any other provision of the Securities Sale and Contribution Agreement or any other Program Document, the representations, warrants and covenants contained in this Exhibit B shall be continuing, and remain in full force and effect until such time as all obligations under the Securities Sale and Contribution Agreement have been finally and fully paid and performed.

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